Exhibit 10.20

AMENDMENT NO. 7

INTERNATIONAL PAPER COMPANY
UNFUNDED SUPPLEMENTAL RETIREMENT PLAN
FOR SENIOR MANAGERS

WHEREAS, effective as of January 1, 2008, the International Paper Company Unfunded Supplemental Retirement Plan for Senior Managers (the “Plan”) was amended and restated in its entirety;

WHEREAS, pursuant to Section 9 of the Plan the Company reserves the right to amend, modify, or terminate the Plan at any time by action of the Board;

WHEREAS, the undersigned is the “Plan Administrator” of the Plan within the meaning of Section 10 of the Plan;

WHEREAS, the Company desires to exclude any employee who is a nonresident alien with respect to the United States and who is not an “Eligible Employee” as defined in the Plan, from designation as a “Specified Employee” as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder; and

WHEREAS, on July 11, 2016, the Management Development and Compensation Committee of the Board of Directors delegated its authority to review and approve non-substantive changes to the nonqualified plans of the Company to the administrator for each of such plans;

NOW, THEREFORE, the Plan is amended effective as of the execution date of this Amendment, as follows:

1.	By inserting the following new language at the end of Section 9:

“Effective on [the execution date of this amendment], the election in accordance with paragraph (i)(8) of Treasury Regulations Section 1.409A-1 to apply the rule of Treasury Regulations Section 1.415(c)-2(g)(5)(ii) to not treat as compensation under Section 415 of the Internal Revenue Code certain compensation, applies to the Plan. The compensation excluded from consideration under Section 415 is compensation excludible from an employee’s gross income because it is attributable to services performed outside the United States by an employee who is a nonresident alien as defined in Section 7701(b)(1)(B) of the Internal Revenue Code, and is not an Eligible Employee, that is not effectively connected with the conduct of a trade or business

Exhibit 10.20

within the United States. The effect of this election is that an employee who is a nonresident alien and is not an Eligible Employee will not meet the definition of “specified employee” under Section 409A(a)(2)(B)(i) of the Internal Revenue Code.”

IN WITNESS WHEREOF, this amendment is executed this 12th day of July    , 2016.

INTERNATIONAL PAPER COMPANY

By: /s/ Thomas G. Kadien
Name: Thomas G. Kadien
Title: Senior Vice President, Human Resources,
Government Relations and Global
Citizenship, and as Plan Administrator of
the International Paper Company
Unfunded Supplemental Retirement Plan
For Senior Managers

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